UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2006 (January 19, 2006)

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

11465 SUNSET HILLS ROAD, 5TH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 883-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement;

Item 2.01.              Completion of Acquisition or Disposition of Assets; and

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 19, 2006 (the “Closing Date”), Comstock Homebuilding Companies, Inc. (the “Company”) acquired all of the issued and outstanding shares of capital stock of Parker-Chandler Homes, Inc. (“PCH”).  The transaction was consummated pursuant to a Stock Purchase Agreement entered into on the Closing Date (the “Stock Purchase Agreement”) among the Company, PCH and the shareholders of PCH (the “Sellers”).

Pursuant to the Stock Purchase Agreement, on the Closing Date the Company paid $10 million in cash, paid off approximately $12.3 million in indebtedness and other obligations of PCH to the Sellers and certain third parties, and assumed approximately $45.9 million of indebtedness of PCH in consideration for the stock of PCH.  In accordance with the terms of the Stock Purchase Agreement, $1 million of the cash consideration was deposited into escrow with a third-party escrow agent, to be held for two years (with up to $500,000 of the escrow fund subject to release after one year) pursuant to an Escrow Agreement to satisfy possible indemnification claims made by the Company under the Stock Purchase Agreement.

Also in accordance with the terms of the Stock Purchase Agreement, the Company granted, pursuant to its existing long-term incentive compensation plan, an aggregate of 214,286 shares of restricted stock of the Company to two of the Sellers, subject to vesting over a two-year period based on such Sellers’ continued employment with the Company and the settlement by PCH and its subsidiaries of a specified number of homes during that period.

The indebtedness of PCH assumed by the Company pursuant to the Stock Purchase Agreement consists of promissory notes with thirteen lenders.  The maturity dates for these notes range from July 2006 to March 2008.  The Company does not believe that any of these debt obligations, taken individually, are material to the Company.  The various loan and credit agreements evidencing the assumed debt obligations contain customary default and acceleration terms that are common for such transactions.

On the Closing Date, the Company issued a press release regarding the acquisition of PCH.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release of the Company issued on January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 25, 2006

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company issued on January 19, 2006.